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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements No. 333-1326 on Form S-3 dated February 13, 1996, related to the Dividend Reinvestment Plan; No. 33-80853 on Form S-8, dated December 28, 1995, related to the 1984 Stock Option Plan; No. 33-80847 on Form S-8, dated December 28, 1995, related to the 1989 Executive Stock Option Plan; No. 33-80851 on Form S-8, dated December 28, 1995, related to the 1989 Directors' Stock Option Plan; No. 33-80857 on Form S-8, dated December 28, 1995, related to the 1989 Stock Option and Incentive Plan; No. 33-80859 on Form S-8, dated December 28, 1995, related to the 1994 Executive Stock Plan; No. 33-80861 on Form S-8, dated December 28, 1995, related to the 1994 Directors' Stock Option Plan; and No. 33-80863 on Form S-8 dated December 28, 1995, related to the First Northern Savings Bank, S.A. 401(k) Savings Plan and the related Prospectuses constituting a part thereof of our report dated January 23, 1998, with respect to the consolidated financial statements of First Northern Capital Corp. included in the annual report (Form 10-K) for the year ended December 31, 1997.



                                                   /s/ Ernst & Young LLP
                                                   ---------------------


Milwaukee, Wisconsin
March 17, 1998